                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

BSQUARE Silicon Valley Corporation, a Washington corporation
Cory Corporation, a Washington corporation
BlueWater Systems, Inc., a Washington corporation
Embedded Technologies, Inc., a Minnesota corporation
BSQUARE KK, a Japanese corporation
BSQUARE Taiwan Corporation, a Republic of China corporation
BSQUARE Software Solutions, Inc., a Canada corporation
BSQUARE GmbH, a German corporation


                                       1